Exhibit 99.1

SPAR Group Announces Financial Results for the Fourth Quarter and Fiscal Year Ended December 31, 2017

WHITE PLAINS, N.Y., April 2, 2018 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq: SGRP), a leading supplier of retail merchandising, business technology and other marketing services in 10 countries throughout North America, Latin America, Asia Pacific and Africa, today announced financial results for the fourth quarter and fiscal year ended December 31, 2017.

Highlights for the three and twelve-month periods ended December 31, 2017, as compared to the same periods in the prior year include:

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Revenue for the fourth quarter of 2017 increased $5.5 million, or 12 percent, to $50 million. International operations (primarily the 2016 acquisition of Brazil) contributed to year-over-year revenue growth in the fourth quarter.

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Revenue for the twelve-month period ending December 31, 2017 increased $47.1 million, or 35 percent, to $181.4 million. The growth in revenue was directly attributable to the international operations (primarily the acquisition of Brazil), which added approximately $40 million, plus approximately $7 million increase from domestic operations.

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Operating income for the fourth quarter increased $1.0 million, or 119 percent, to $1.8 compared to $824,000 during the same period last year. The growth in operating income in the fourth quarter was directly attributable to international operations.

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Operating income for the twelve-month period ended December 31, 2017 increased $1.9 million, or 86 percent, to $4.1 million compared to $2.2 million during the same period of 2016. International operations contributed $1.3 million of the improvement year over year, with domestic operations contributing approximately $600,000.

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GAAP net loss attributable to SPAR Group for the fourth quarter of 2017 was $1.3 million, or $(0.06) per share; compared to net income of $87,000 or $0.00 per diluted share, during the fourth quarter of 2016. As detailed below, this year’s non-GAAP measurement of fourth quarter net income, prior to recording a non-cash tax provision charge of $1.8 million related to the adoption of the 2017 Tax Cuts and Jobs Act (“Act”), was approximately $600,000 or $0.03 per diluted share.

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GAAP net loss attributable to SPAR Group for the twelve months ended December 31, 2017 was $923,000, or $(0.04) per share; compared to a net income of $173,000, or $0.01 per diluted share, for the same period in 2016. Non-GAAP measurement of total year net income, prior to recording a non-cash tax provision charge of $1.8 million related to the Act, was approximately $900,000 or $0.04 per diluted share.

Financial Results by Geography (in 000's, except per share data)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Revenue:	2017	2016	Change	2017	2016	Change
International	$37,816	$31,832	18.8%	$129,108	$89,345	44.5%
Domestic	12,204	12,711	(4.0)%	52,273	44,979	16.2%
Total	$50,020	$44,543	12.3%	$181,381	$134,324	35.0%

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Operating Income:	2017	2016	Change	2017	2016	Change
International	$1,990	$759	162.0%	$3,572	$2,255	58.4%
Domestic	(184)	65	(n/a)	518	(53)	n/a
Total	$1,806	$824	119.2%	$4,090	$2,202	85.7%

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net (loss) income:	2017	2016	2017	2016
International	$1,030	$67	$843	$110
Domestic	(2,299)	20	(1,766)	63
Total	$(1,269)	$87	$(923)	$173

Earnings Per Basic and Diluted share:
	$(0.06)	$(0.00)	$(0.04)	$0.01

“Fourth quarter operating results reflected a strong finish to a year that saw significant revenue growth and improvement in profitability. Top line growth was led by the acquisition of our Brazil operations, which is providing the beachhead for further growth in Brazil, as well as the rest of South America. In addition, our international business saw strong organic growth in Mexico, Japan and South Africa. As expected, fourth quarter comparisons for our domestic business were made difficult by the accelerated timing of project work in the fourth quarter last year. Nevertheless, we saw strong organic growth in our domestic business during the year and have built a strong pipeline for growth in 2018,” said Chief Executive Officer, Christiaan Olivier. “We will face headwinds domestically during 2018 due to store closures of certain retail customers, as well as cost pressures from a tight labor market. However, we see significant opportunities for organic growth, which we expect will more than offset headwinds and result in strong year-over-year financial comparisons. Domestically, I am also encouraged about our recent acquisition of Resource Plus, which is creating some cross-selling opportunities, as well as a new platform for growth. The pipeline of opportunities is equally attractive in our international operations, which we expect to show continued top and bottom line improvements.”

Mr. Olivier also provided an update on strategic and operational initiatives. "While we have seen improvement in recent financial performance, given SPAR’s strong foundation, the Company is still operating significantly below its potential. As such, we are in the process of finalizing a comprehensive strategic and operational plan designed to enhance growth and improve financial results. The plan entails introducing new complementary services, new marketing initiatives, operational changes, targeted international expansion, and productivity enhancing technology investments. I look forward to working with our team to implement these initiatives in the coming quarters and am committed to building sustainable improvements in financial performance and shareholder value.”

Gross Margin Profile by Geography

	Three Months Ended December 31,		Basis Point	Twelve Months Ended December31,		Basis Point
	2017	2016	Change	2017	2016	Change
International	19.6%	18.4%	121	17.5%	19.1%	(164)
Domestic	29.2%	25.3%	394	27.1%	27.6%	(54)
Total	22.0%	20.4%	159	20.3%	22.0%	(172)

International gross profit margin for the fourth quarter and twelve months ended December 31, 2017 was 19.6% and 17.5%, compared to 18.4 and 19.1%, respectively, for the same periods in 2016. The full year gross margin change relative to the prior period was primarily due to a mix of higher cost dedicated business in Brazil while other international subsidiaries remained constant with prior period gross profit margins.

Domestic gross profit margin for the fourth quarter and twelve months ended December 31, 2017, was 29.2% and 27.1%, compared to 25.3% and 27.6%, respectively, for the same periods in 2016. The decrease in total year domestic gross profit margin was primarily due to an increase in lower margin project work compared to the same period last year.

Balance Sheet as of December 31, 2017

As of December 31, 2017, cash and cash equivalents totaled $8.8 million. Working capital was $14.5 million and current ratio was 1.4 to 1. Total current assets and total assets were $46.8 million and $58.0 million, respectively. Both current liabilities and total liabilities were $32.4 million and total equity was $25.6 million as of December 31, 2017.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide and coordinates the operations through the use of multi-lingual proprietary technology which drives the logistics, communication and reporting for global operations and customers. SPAR works primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, toy, home improvement and electronics stores, as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in ten countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico, Brazil and Turkey. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains and the above referenced recorded comments will contain "forward-looking statements" made by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be filed shortly in a Current Report on Form 8-K by SGRP with the Securities and Exchange Commission (the "SEC"). There also are "forward looking statements" contained in SGRP's Annual Report on Form 10-K for the year ended December 31, 2017 (the "Annual Report"), which was filed by SGRP with the SEC on April 2, 2018, and SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders to be held on or about May 2, 2017 (the "Proxy Statement"), which SGRP filed with the SEC on April 18, 2018, and SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Annual Report and the Proxy Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, collectively, "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives (growth, customer value, employee development, greater productivity & efficiency, and earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, growing the Company’s client base and contacts, continuing to strengthen the Company’s balance sheet, growing revenues and improving profitability through organic growth, new business developments and strategic acquisitions, and continuing to control costs. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors", "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether express or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

James R. Segreto

Chief Financial Officer

SPAR Group, Inc.

(914) 332-4100

Investor Contact:

Dave Mossberg

Three Part Advisors

(817) 310-0051

SPAR Group, Inc. and Subsidiaries

Consolidated Statements of (Loss) Income and Comprehensive Loss

 (In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net revenues	$50,020	$44,543	$181,381	$134,324
Cost of revenues	39,038	35,473	144,601	104,781
Gross profit	10,982	9,070	36,780	29,543

Selling, general and administrative expenses	8,576	7,605	30,564	25,241
Depreciation and amortization	600	641	2,126	2,100
Operating income	1,806	824	4,090	2,202

Interest expense	220	22	337	133
Other (income), net	(125)	55	(401)	(128)
Income before income tax expense	1,711	747	4,154	2,197

Income tax expense	2,069	241	2,977	441
Net (loss) income	(358)	506	1,177	1,756
Net income attributable to non-controlling interest	(911)	(419)	(2,100)	(1,583)
Net (loss) income attributable to SPAR Group, Inc.	$(1,269)	$87	$(923)	$173

Basic net (loss) income per common share:	$(0.06)	$0.00	$(0.04)	$0.01

Diluted net (loss) income per common share:	$(0.06)	$0.00	$(0.04)	$0.01

Weighted average common shares – basic	20,571	20,641	20,617	20,595

Weighted average common shares – diluted	20,571	21,348	20,617	21,309

Net (loss) income	$(358)	$506	$1,177	$1,756
Other comprehensive income (loss):
Foreign currency translation adjustments	634	(631)	1,315	(1,126)
Comprehensive income (loss)	276	(125)	2,492	630
Comprehensive income attributable to non-controlling interest	(1,176)	(419)	(2,698)	(1,011)
Comprehensive loss attributable to SPAR Group, Inc.	$(900)	$(544)	$(206)	$(381)

SPAR Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$8,827	$7,324
Accounts receivable, net	35,964	33,669
Prepaid expenses and other current assets	2,031	1,299
Total current assets	46,822	42,292

Property and equipment, net	2,712	2,536
Goodwill	1,836	1,847
Intangible assets, net	1,634	2,340
Deferred income taxes	3,055	4,694
Other assets	1,929	1,142
Total assets	$57,988	$54,851

Liabilities and equity
Current liabilities:
Accounts payable	$7,341	$5,567
Accrued expenses and other current liabilities	13,581	9,766
Due to affiliates	3,026	3,349
Customer incentives and deposits	1,539	1,305
Lines of credit and short-term loans	6,839	9,778
Total current liabilities	32,326	29,765
Long-term debt and other liabilities	107	4
Total liabilities	32,433	29,769

Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value:
Authorized and available shares– 2,445,598
Issued and outstanding shares–
None – September 30, 2017 and December 31, 2016	–	–
Common stock, $.01 par value:
Authorized shares – 47,000,000
Issued shares – 20,680,717 – September 30, 2017 and December 31, 2016	207	207
Treasury stock, at cost 115,123 shares – September 30, 2017 and 37,877 shares – December 31, 2016	(115)	(51)
Additional paid-in capital	16,271	16,093
Accumulated other comprehensive loss	(1,690)	(2,407)
Retained earnings	4,977	5,835
Total SPAR Group, Inc. equity	19,650	19,677
Non-controlling interest	5,905	5,405
Total equity	25,555	25,082
Total liabilities and equity	$57,988	$54,851

Reconciliation of GAAP net (loss) income to non-GAAP net income related to the 2017 tax reform Act:

	Three Months Ended	Twelve Months Ended
Net (loss) income:	December 31, 2017	December 31, 2017
GAAP net loss	$(1,269)	$(923)
Tax Provision impact	1,841	1,841
Total non-GAAP net income	$572	$918

Non-GAAP Earnings Per Basic and Diluted share:
	$0.03	$0.04

This schedule reconciles the Company's GAAP net (loss) to its non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.